EXHIBIT 99.1

Energy Conversion Devices Continues Execution of Restructuring Plan

Inventory level leads to temporary suspension of company’s manufacturing operations

Continuation of strategic restructuring requires rationalization of existing cost structure

Beginning discussions with representatives of certain holders of company’s outstanding convertible notes

Postpones quarterly financial results conference call

Auburn Hills, Mich., November 8, 2011—Energy Conversion Devices, Inc. (ECD) (Nasdaq:ENER), a leading global provider of flexible, lightweight solar laminates and systems for the building-integrated and commercial rooftop market, today announced several actions to further management’s restructuring of the business in response to the dynamic and challenging solar market conditions. First, the company has temporarily suspended all manufacturing operations as an inventory control measure. Second, ECD continues to execute on its restructuring plan focusing on reducing cost, expanding addressable markets and enhancing its technology. Finally, management has begun discussions with representatives of certain holders of the company’s outstanding Senior Convertible Notes due 2013. In light of these actions, ECD will postpone its quarterly financial results conference call until further notice. The company has provided preliminary operating results and cash holdings as stated below.

Manufacturing Suspended to Manage Inventory

The company announced today that it will temporarily idle its manufacturing facilities as an inventory management measure. As a result of this temporary suspension, approximately 400 manufacturing associates will be furloughed. The affected associates are located across the company’s Michigan, Mexico and Ontario manufacturing facilities.

ECD will continue to serve its customers through its direct sales force and its global network of solar integrators and building materials suppliers. The company expects to resume production in its manufacturing facilities as soon as possible once the existing inventory has been sold and market conditions warrant. The company can return to normal production levels within 60 days.

Restructuring Plan

Begun in May of 2011, ECD has embarked on a strategic corporate restructuring in which every aspect of the company’s strategy is being reassessed in light of the near-term disruptions in the solar industry. Among other efforts, the focus of this restructuring is to reduce cost, expand addressable markets through globalization and Open Solar™, and enhance the core solar technology by executing the technology roadmap. To those ends, the company has taken and is taking several significant steps.

To reduce cost and manage cash, ECD took personnel and other actions in June 2011 with an estimated annualized cash savings of $20 million. In addition, the company will further reduce its workforce by approximately 500 full-time associates by the end of the calendar year.

The company is starting to get traction in its efforts to enter new geographic markets. ECD has recently completed shipments to Brazil, South Korea, India, the Caribbean and China. Solar sales to customers outside of Europe and North America now account for about 40% of total shipments in the quarter, compared to 4% in the prior year’s first quarter.

ECD’s Open Solar initiative is designed to foster innovation around the unique UNI-SOLAR® technology through collaboration with third parties. Examples of Open Solar partners include Marcegaglia, one of Europe’s largest steel producers, and GP Solar, a Hong Kong-based manufacturer of solar-powered rechargeable battery technology. Other products that are part of the Open Solar initiative include military products and consumer goods.

Consistent with the technology roadmap previously announced by the company, ECD is committed to enhancing its core thin-film solar technology by commercializing its patented Nano-Crystalline™ technology. Upgrades to existing capital equipment are underway at its Greenville, Michigan plant and the retrofitted line is expected to begin pre-production testing and optimization in mid-2012. With the successful implementation of this new technology, ECD expects to improve its products’ sunlight-to-electricity conversion efficiency by up to 50%. This will provide the benefit of increasing marketability of the products with added value to customers, while significantly reducing ECD’s production costs.

Preliminary Operating Results

For the first quarter of fiscal year 2012 ended September 30, 2011, the company expects to report total revenue of approximately $22 million. This compares to consolidated revenue of $65 million in the first fiscal quarter of 2011. In the first quarter, ECD’s United Solar subsidiary shipped 11 megawatts (MW) of its unique UNI-SOLAR brand solar products in the face of sharp price declines and excess module supply across the industry.

As of September 30, 2011, the company held $130.2 million of cash, cash-equivalents, restricted cash and short-term investments, a reduction of $10.5 million during the quarter.

“These operating results highlight the challenges facing us and the solar industry today,” said Jay Knoll, ECD’s Interim President. “With reductions in incentives in our core European markets and a volatile credit market, solar projects are having tremendous difficulty closing. These factors combined with a flood of cheap modules from foreign manufacturers have created an environment where very few projects are getting completed without self-financing and steep discounts. The economics of this environment require us to rethink our approach to the sales process and rationalize our cost structure, both of which are currently underway.”

Separately, ECD’s Ovonic Battery Company (OBC) subsidiary generated $2.3 million in the quarter in combined royalties and license fees from its proprietary nickel-metal-hydride (NiMH) rechargeable battery technology. ECD announced in July that it intended to divest OBC in a closed-bid auction and is currently proceeding with this sales process.

Strategic Discussions

ECD believes that a successful repositioning of its United Solar business will require refinancing or restructuring of its outstanding Senior Convertible Notes due 2013. ECD intends to invest the proceeds from the sale of OBC in its United Solar business to support funding of its technology roadmap and Open Solar initiatives. ECD is considering a range of strategies to attract additional investment that may be required and has retained the financial advisory firm of AlixPartners to assist it in evaluating such strategies.

In connection with the foregoing, ECD has begun discussions with representatives of an informal group of holders of ECD’s outstanding Senior Convertible Notes due 2013, regarding its repositioning efforts to explore the group’s interest in restructuring the notes.

Quarterly Conference Call Postponed

In light of these restructuring actions and the ongoing strategic discussions referenced above, the company has decided to postpone its conference call previously scheduled to take place tomorrow, November 9. ECD will not file its Quarterly Report on Form 10-Q for the fiscal period ended September 30, 2011, by the deadline for such filing and intends to file a Form 12b-25 with the Securities and Exchange Commission. The company expects to file its Quarterly Report on Form 10-Q within the grace period prescribed by Rule 12b-25 under the Securities Exchange Act of 1934, as amended.

About Energy Conversion Devices

Energy Conversion Devices (ECD) (Nasdaq:ENER) has a renowned 51 year history since its formation in Detroit, Michigan and has been a pioneer in materials science and renewable energy technology development. The company has been awarded over 500 U.S. patents and international counterparts for its achievements. ECD’s United Solar wholly owned subsidiary has been a global leader in building-integrated and rooftop photovoltaics for over 25 years. The company manufactures, sells and installs thin-film solar laminates that convert sunlight to clean, renewable energy using proprietary technology. UNI-SOLAR® brand products are unique because of their flexibility, light weight, ease of installation, durability, and real-world energy production. ECD’s technology portfolio also includes the Ovonic Battery Company, the inventor and worldwide licensor of nickel-metal-hydride battery technology and the developer of proprietary advanced lithium-ion cathode materials, along with other emerging energy storage technologies. ECD’s Ovonyx joint venture is the inventor and worldwide licensor of phase change memory (PCM) technology. For more information, please visit ECD on the web at energyconversiondevices.com and on Facebook, and follow ECD on Twitter @ECD_ENER.

Safe Harbor Statement

This release may contain forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not constitute guarantees of future performance. Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future net sales or performance, capital expenditures, financing needs, restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, that could cause actual results to differ materially from the results discussed in the forward-looking statements. Risks that could cause such results to differ include: our ability to maintain our customer relationships and establish new relationships; the worldwide market for solar energy systems; changes to government incentives related to solar energy; our customers’ ability to access capital to finance the purchase of our products; our ability to achieve expense reductions and levels of one-time costs, including restructuring charges; our ability to meet all the terms and conditions of our debt obligations; and our ability through technology improvements to reduce cost and improve the conversion efficiency of our solar products. The risk factors identified in the ECD filings with the Securities and Exchange Commission, including the company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, could impact any forward-looking statements contained in this release. Except as required by law, Energy Conversion Devices, Inc. assumes no responsibility to update any forward-looking statements contained herein.

Contact

Michael E. Schostak

Director of Business Development & Communications

Energy Conversion Devices, Inc.

+1 (248) 299-6063

investor.relations@energyconversiondevices.com

Steven Blow

Eisbrenner Public Relations

+1 (248) 303-1067

sblow@eisbrenner.com